UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 27, 2012

Conmed Healthcare Management, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction

of incorporation)

0-27554	42-1297992
(Commission File Number)	(IRS Employer Identification No.)

7250 Parkway Dr. Suite 400 Hanover, MD	21076
(Address of principal executive offices)	(Zip Code)

(410) 567-5520

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

As previously reported, on July 16, 2012, Conmed Healthcare Management, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Correct Care Solutions, LLC, a Kansas limited liability company (“Parent”) and Hanover Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Purchaser”). Pursuant to the Merger Agreement, upon the terms and subject to the conditions thereof, on July 30, 2012, Purchaser commenced a tender offer to purchase all of the outstanding shares of common stock, par value $0.0001 per share, of the Company (the “Shares”) at a purchase price of $3.95 per Share, net to the seller in cash, without interest thereon and less any required withholding taxes (the “Offer”), upon the terms and subject to the conditions set forth in the Offer to Purchase dated July 30, 2012 and in the related Letter of Transmittal, each as filed with the Securities and Exchange Commission (the “SEC”) on July 30, 2012 as exhibits to Parent’s and Purchaser’s Tender Offer Statement on Schedule TO, as amended.

On August 28, 2012, Purchaser and Parent announced the completion of the Offer. On August 29, 2012, in accordance with the Merger Agreement, Purchaser merged with and into the Company (the “Merger”), with the Company surviving as a wholly owned subsidiary of Parent. At the effective time of the Merger (the “Effective Time”), each Share not validly tendered in the Offer (other than (i) Shares owned by Parent, Purchaser or any other wholly owned subsidiary of Parent, and Shares owned by the Company or any of its direct or indirect wholly owned subsidiaries, or (ii) Shares held by any stockholders who validly exercised appraisal rights of such Shares under Delaware law) was converted into the right to receive an amount in cash equal to $3.95, net to the seller in cash, without interest thereon and less any required withholding taxes (the “Merger Consideration”).

The foregoing description of the Merger Agreement (including the description of the consideration paid in connection with the Merger) does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Form 8-K filed by the Company with the SEC on July 18, 2012.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The disclosure set forth under Item 2.01 above is incorporated herein by reference.

As a result of the Merger, the Company no longer fulfills the numerical listing requirements of the NYSE MKT LLC (“Amex”). Accordingly, on August 29, 2012, the Company requested that the Shares be withdrawn from listing on Amex as of the opening of trading on August 30, 2012. Amex has advised the Company that it will file with the SEC a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended, on Form 25 (the “Form 25”) to delist and deregister the Shares. Upon the filing of the Form 25 by Amex, the Shares will no longer be listed on Amex.

Item 3.03 Material Modification to Rights of Security Holders.

The disclosure set forth under Item 2.01 above is incorporated herein by reference.

In connection with the consummation of the Merger, each Share issued and outstanding immediately prior to the Effective Time (other than (i) Shares owned by Parent, Purchaser or any other wholly owned subsidiary of Parent, and Shares owned by the Company or any of its direct or indirect wholly owned subsidiaries, or (ii) Shares held by any stockholders who validly exercised appraisal rights of such Shares under Delaware law) has been converted into the right to receive the Merger Consideration. At the Effective Time, the Company’s stockholders immediately prior to the Effective Time ceased to have any rights as stockholders of the Company (other than their right to receive the Merger Consideration or seek the payment of the fair value of their Shares under Delaware law).

Item 5.01 Change in Control of Registrant.

The disclosure set forth under Item 2.01 above and Item 5.02 below is incorporated herein by reference.

As a result of the acceptance of the Shares in the Offer on August 28, 2012, a change of control of the Company occurred. As a result of the Merger, the Company became a wholly owned subsidiary of Parent. The total amount of consideration payable in connection with the change of control transaction was approximately $53,368,387. The funds used to consummate the Offer and the Merger were from Parent’s cash on hand, cash and cash equivalents delivered pursuant to the Merger Agreement and the proceeds of indebtedness.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

As of the Effective Time, in connection with the Merger, the Company’s existing directors and principal officers (other than Stephen Goldberg) voluntarily resigned. Pursuant to the Merger Agreement, at the Effective Time, Gerard Boyle and Cary McClure, the directors of Purchaser at the Effective Time, became the directors of the Company, in each case until their successors are duly elected or appointed and qualified.

In addition, following the Effective Time, the Company’s board appointed the following officers:

Gerard Boyle:	President
Cary McClure:	Secretary, Treasurer and Chief Operating Officer
Randall Marshall:	Senior Vice President of Finance

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change of Fiscal Year.

Pursuant to the Merger Agreement, upon consummation of the Merger, the certificate of incorporation of the Company was amended and restated in its entirety so as to contain the provisions, and only the provisions, contained in the certificate of incorporation of Purchaser in effect immediately prior to the consummation of the Merger (except that first item of the amended and restated certificate of incorporation reads as follows: “The name of this corporation is Conmed Healthcare Management, Inc.”). Also, upon consummation of the Merger, the amended and restated bylaws of Purchaser in effect immediately prior to the consummation of the Merger became the amended and restated bylaws of the Company, except that such bylaws were amended to reflect that the name of the Company is Conmed Healthcare Management, Inc.

The amended and restated certificate of incorporation and bylaws of the Company are attached hereto as Exhibits 3.1 and 3.2, respectively, and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 3.1	Amended and Restated Certificate of Incorporation of Conmed Healthcare Management, Inc.

Exhibit 3.2	Amended and Restated Bylaws of Conmed Healthcare Management, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Conmed Healthcare Management, Inc.

August 29, 2012	/s/ Gerard Boyle
(Date)	Gerard Boyle
President

EXHIBIT LIST

Exhibit 3.1	Amended and Restated Certificate of Incorporation of Conmed Healthcare Management, Inc.

Exhibit 3.2	Amended and Restated Bylaws of Conmed Healthcare Management, Inc.